Exhibit 10.14

COMMERCIAL PLEDGE AGREEMENT

Principal $5,000,000.00	Loan Date 02-05-2019	Maturity 02-04-2020	Loan No	Call / Coll	Account	Officer	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Grantor:	Laird Superfood, Inc. PO Box 2270 Sisters, OR 97759	Lender:	First Interstate Bank Sisters 272 SE Main Street PO Box 520 Sisters, OR 97759

THIS COMMERCIAL PLEDGE AGREEMENT dated February 5, 2019, is made and executed between Laird Superfood, Inc. (“Grantor”) and First interstate Bank (“Lender”).

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word “Collateral” as used in this Agreement means all of Grantor’s property (however owned if more than one), in the possession of, or subject to the control of, Lender (or in the possession of, or subject to the control of, a third party subject to the control of Lender), whether existing now or later and whether tangible or intangible in character, including without limitation each and all of the following:

First Interstate Wealth Management Account No.

In addition, the word “Collateral” includes all of Grantor’s property (however owned), in the possession of, or subject to the control of, Lender (or in the possession of, or subject to the control of, a third party subject to the control of Lender), whether now or hereafter existing and whether tangible or intangible in character, including without limitation each of the following:

(A)     All properly to which Lender acquires title or documents of title.

(B)     All properly assigned to Lender.

(C)     All promissory notes, bills of exchange, stock certificates, bonds, investment property, savings passbooks, time certificates of deposit, insurance policies, and all other Instruments and evidences of an obligation.

(D)     All records relating to any of the property described in this Collateral section, whether in the form of a writing, microfilm, microfiche, or electronic media.

(E)     All income and Proceeds from the Collateral as defined herein.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. Grantor represents and warrants to Lender that:

Ownership. Grantor is the lawful owner of the Collateral free and clear of all security interests, liens, encumbrances and claims of others, except as disclosed to and accepted by Lender in writing prior to execution of this Agreement.

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Right to Pledge. Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral.

Authority; Binding Effect. Grantor has the full right, power and authority to enter into this Agreement and to grant a security interest in the Collateral to Lender. This Agreement is binding upon Grantor as well as Grantor’s successors and assigns, and is legally enforceable in accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated or cancelled as provided herein.

No Further Assignment. Grantor has not, and shall not, sell, assign, transfer, encumber or otherwise dispose of any of Grantor’s rights in the Collateral except as provided in this Agreement.

No Defaults. There are no defaults existing under the Collateral, and there are no offsets or counterclaims to the same. Grantor will strictly and promptly perform each of the terms, conditions, covenants and agreements, if any, contained in the Collateral which are to be performed by Grantor.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

Financing Statements. Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender’s security interest. At Lender’s request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender’s security interest in the Property. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement.

LENDER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL. Lender may hold the Collateral until all Indebtedness has been paid and satisfied. Thereafter Lender may deliver the Collateral to Grantor or to any other owner of the Collateral. Lender shall have the following rights in addition to all other rights Lender may have by law:

Maintenance and Protection of Collateral. Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the Collateral, including paying of any liens or claims against the Collateral. This may include such things as hiring other people, such as attorneys, appraisers, or other experts. Lender may charge Grantor for any cost incurred in so doing. When applicable law provides more than one method of perfection of Lender’s security interest, Lender may choose the method(s) to be used. If the Collateral consists of stocks, bonds, or other investment property for which no certificate has been issued, Grantor agrees, at Lender’s request, either to request issuance of an appropriate certificate or to give instructions on Lender’s forms to the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records Lender’s security interest in the Collateral. Grantor also agrees to execute any additional documents, including, but not limited to, a control agreement, necessary to perfect Lender’s security interest as Lender may desire.

Income and Proceeds from the Collateral. Lender may receive all Income and Proceeds and add it to the Collateral. Grantor agrees to deliver to Lender immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds from the Collateral which may be received by, paid, or delivered to Grantor or for Grantor’s account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.

Application of Cash. At Lender’s option, Lender may apply any cash, whether included in the Collateral or received as Income and Proceeds or through liquidation, sale, or retirement, of the Collateral, to the satisfaction of the Indebtedness or such portion thereof as Lender shall choose, whether or not matured.

Transactions with Others. Lender may (1) extend time for payment or other performance, (2) grant a renewal or change in terms or conditions, or (3) compromise, compound or release any obligation, with any one or more Obligors, endorsers, or Guarantors of the Indebtedness as Lender deems advisable, without obtaining the prior written consent of Grantor, and no such act or failure to act shall affect Lender’s rights against Grantor or the Collateral.

All Collateral Secures Indebtedness. All Collateral shall be security for the Indebtedness, whether the Collateral is located at one or more offices or branches of Lender. This will be the case whether or not the office or branch where Grantor obtained Grantor’s loan knows about the Collateral or relied upon the Collateral as security.

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Collection of Collateral. Lender at Lender’s option may, but need not, collect the Income and Proceeds directly from the Obligors. Grantor authorizes and directs the Obligors, if Lender decides to collect the Income and Proceeds, to pay and deliver to Lender all Income and Proceeds from the Collateral and to accept Lenders receipt for the payments.

Power of Attorney. Grantor irrevocably appoints Lender as Grantor’s attorney-in-fact, with full power of substitution, (a) to demand, collect, receive, receipt for, sue and recover all Income and Proceeds and other sums of money and other property which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Collateral; (b) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, execute and deliver Grantor’s release and acquittance for Grantor; (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in Lender’s own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable; and (e) to execute in Grantor’s name and to deliver to the Obligors on Grantor’s behalf, at the time and in the manner specified by the Collateral, any necessary instruments or documents.

Perfection of Security Interest. Upon Lender’s request, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral. When applicable law provides more than one method of perfection of Lender’s security interest, Lender may choose the method(s) to be used. Upon Lender’s request, Grantor will sign and deliver any writings necessary to perfect Lender’s security interest. If any of the Collateral consists of securities for which no certificate has been issued, Grantor agrees, at Lender’s option, either to request issuance of an appropriate certificate or to execute appropriate instructions on Lender’s forms instructing the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records, by book-entry or otherwise, Lender’s security interest in the Collateral. Grantor hereby appoints Lender as Grantor’s irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. This is a continuing Security Agreement and will continue in effect even though all or any part of the indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Credit Agreement from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Credit Agreement and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Credit Agreement; or (C) be treated as a balloon payment which will be due and payable at the Credit Agreement’s maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

LIMITATIONS ON OBLIGATIONS OF LENDER. Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender’s possession, but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility for (A) any depreciation in value of the Collateral or for the collection or protection of any Income and Proceeds from the Collateral, (B) preservation of rights against parties to the Collateral or against third persons, (C) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral, or (D) informing Grantor about any of the above, whether or not Lender has or is deemed to have knowledge of such matters. Except as provided above, Lender shall have no liability for depreciation or deterioration of the Collateral.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement.

Payment Default. Grantor fails to make any payment when due under the Indebtedness.

Other Defaults, Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

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Default in Favor of Third Parties. Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Grantor’s property or ability to perform Grantor’s obligations under this Agreement or any of the Related Documents.

False Statement. Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution or termination of Grantor’s existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any collateral securing the. Indebtedness. This includes a garnishment of any of Grantor’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or guarantor, endorser, surety, or accommodation party dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A material adverse change occurs in Grantor’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Declare all Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.

Collect the Collateral. Collect any of the Collateral and, at Lender’s option and to the extent permitted by applicable law, retain possession of the Collateral while suing on the Indebtedness.

Sell the Collateral. Sell the Collateral, at Lender’s discretion, as a unit or in parcels, at one or more public or private sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give or mail to Grantor, and other persons as required by law, notice at least ten (10) days in advance of the time and place of any public sale, or of the time after which any private sale may be made. However, no notice need be provided to any person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that person’s right to notification of sale. Grantor agrees that any requirement of reasonable notice as to Grantor is satisfied if Lender mails notice by ordinary mail addressed to Grantor at the last address Grantor has given Lender in writing. If a public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold. Lender may be a purchaser at any public sale.

Sell Securities. Sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws. If, because of restrictions under such laws, Lender is unable, or believes Lender is unable, to sell the securities in an open market transaction, Grantor agrees that Lender will have no obligation to delay sale until the securities can be registered. Then Lender may make a private sale to one or more persons or to a restricted group of persons in compliance with such laws, even though such sale may result in a price that is less favorable than might be obtained in an

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open market transaction. Such a sale will be considered commercially reasonable. If any securities held as Collateral are “restricted securities” as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or the rules of state securities departments under state “Blue Sky” laws, or if Grantor or any other owner of the Collateral is an affiliate of the issuer of the securities, Grantor agrees that neither Grantor, nor any member of Grantor’s family, nor any other person signing this Agreement will sell or dispose of any securities of such issuer without obtaining Lender’s prior written consent.

Rights and Remedies with Respect to Investment Property, Financial Assets and Related Collateral. In addition to other rights and remedies granted under this Agreement and under applicable law, Lender may exercise any or all of the following rights and remedies: (1) register with any Issuer or broker of other securities intermediary any of the Collateral consisting of investment property or financial assets (collectively herein, “Investment Property”) in Lender’s sole name or in the name of Lender’s broker, agent or nominee; (2) cause any issuer, broker or other securities intermediary to deliver to Lender any of the Collateral consisting of securities, or investment property capable of being delivered; (3) enter into a control agreement or power of attorney with any issuer or securities intermediary with respect to any Collateral consisting of investment property, on such terms as Lender may deem appropriate, in its sole discretion, including without limitation, an agreement granting to Lender any of the rights provided hereunder without further notice to or consent by Grantor; (4) execute any such control agreement on Grantor’s behalf and in Grantor’s name, and hereby irrevocably appoints Lender as agent and attorney-in-fact, coupled with an interest, for the purpose of executing such control agreement on Grantor’s behalf; (5) exercise any and all rights of Lender under any such control agreement or power of attorney; (6) exercise any voting, conversion, registration, purchase, option, or other rights with respect to any Collateral; (7) collect, with or without legal action, and issue receipts concerning, any notes, checks, drafts, remittances or distributions that are paid or payable with respect to any Collateral consisting of investment property. Any control agreement entered with respect to any Investment property shall contain the following provisions, at Lender’s discretion. Lender shall be authorized to instruct the issuer, broker, or other securities intermediary to take or to refrain from taking such actions with respect to the investment property as Lender may instruct, without further notice to or consent by Grantor. Such actions may include without limitation the issuance of entitlement orders, account instructions, general trading or buy or sell orders, transfer and redemption orders, and stop loss orders. Lender shall be further entitled to instruct the issuer, broker or securities intermediary to sell or to liquidate any investment property, or to pay the cash surrender or account termination value with respect to any and all investment property, and to deliver all such payments and liquidation proceeds to Lender. Any such control agreement shall contain such authorizations as are necessary to place Lender in “control” of such investment collateral as contemplated under the provisions of the Uniform Commercial Code, and shall fully authorize Lender to issue “entitlement orders” concerning the transfer, reclamation, liquidation, or disposition of investment collateral, in conformance with the provisions of the Uniform Commercial Code.

Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantor irrevocably appoints Lender as Grantor’s attorney-in-fact to execute endorsements, assignments, and Instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

Other Rights end Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

Application of Proceeds. Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, attorneys’ fees and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral and to the payment of the Indebtedness of Grantor to Lender, with any excess funds to be paid to Grantor as the interests of Grantor may appear. Grantor agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Indebtedness.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

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COLLATERAL VALUE PROVISIONS.

(a)

Value Requirements. As indicated above, the Property consists of an Agency Account comprised of various assets (“Assets”). The Margin Value of Assets which constitute qualified First Interstate Bank Deposits; Cash and Cash Equivalents; US Government Securities, Commercial Paper; Municipal and State Bonds; Corporate Bonds; Equities; Exchange Traded Fund; and Mutual Funds Assets (“Qualified Assets”) that are contained in the Property shall at all times exceed the outstanding balance of the Indebtedness (“Value Requirement”). Whenever applicable, the credit limits of Regulation U of the Federal Reserve Board (12 CFR 221) shall also be satisfied as prescribed therein. Such of the Property as is necessary to satisfy any other value requirement imposed by Lender shall not be eligible to satisfy the Value Requirement herein.

(b)

Maintenance of Value. If at any time the Value Requirement is not satisfied I shall, within three (3) business days (“Cure Period”) of the breach of the Value Requirement, take all remedial action necessary to restore the Value Requirement to satisfactory status. Remedial action may include the following in any combination or amount: (i) delivery of additional collateral to Lender; (ii) substitution of Qualified Assets providing little or no support to the Value Requirement with Qualified Assets providing greater support; (iii) payoff or reduction of the amount of Indebtedness due under the Credit Agreement; and/or (iv) conversional of Assets to cash. If the Value Requirement is not timely restored by me, Lender, through its First Interstate Bank Wealth Management Asset Management Team, will convert all or some of the Assets to cash as necessary to restore value and satisfy the Value Requirement. Although the Lender will attempt to notify me prior to remedial action to restore the Value Requirement, I understand that the Lender is not required to do so. Liquidation of Assets after the Cure Period will be at the sole discretion of the Lender’s Wealth Management Portfolio Manager.

(c)

Breach of Value Requirements. Lender shall be under no obligation to permit advances when the Value Requirement is not satisfied, or should an advance be permitted, would not then be satisfied. Failure to satisfy the Value Requirement within the Cure Period constitutes a default as provided herein.

(d)

Excess Collateral. Unless there is a default, Assets which are not Qualified Assets and Qualified Assets in excess of the Value Requirement are available for withdrawal by me, free and clear of Lenders’ security interest, at my discretion. Upon reasonable notice and information, Lender shall accommodate my requests for withdrawal of excess Assets. Under no circumstances shall any intermediary be authorized to release Qualified Assets, or allow withdrawal(s) of excess Assets, without the express written consent of an authorized employee of Lender from its applicable credit department.

(e)

Trading of Collateral Permitted. Unless there is a default and provided that the Value Requirement would continue to be satisfied after such activity, I, or any party authorized by me to act with respect to the Property, may receive payments of Income and Proceeds from the Assets, and may trade Assets.

(f)

Rule 144/145 Collateral. As to any Assets that may be subject to the provisions of SEC Rule 144 or Rule 145, I will not sell or otherwise transfer shares of securities of the issuer thereof without Lender’s prior written consent, which consent shall be given in Lender’s sole discretion.

(g)

Determination of Value; Collateral Eligibility; Definitions. Notwithstanding anything herein to the contrary, Qualified Assets subject to assignment, pledge, or other consent requirements of any third party, shall not be considered eligible for purposes of determining whether the Property meets the Value Requirement unless and until such required consent(s) shall have been furnished to Lender. In addition, the following definitions apply for all purposes in determining which Assets are Qualified Assets and their related Margin Value for purposes of determining satisfaction of the Value Requirement:

“Commercial Paper” means fixed rate debt instruments of domestic corporations rated Prime 2 or higher by Moody’s. Floating rate commercial paper and commercial paper of non-US corporations are not included.

“Corporate Bonds” means bonds of domestic corporations which are not convertible to equity and which are rated Baa3 or higher by Moody’s. Bonds of non-US corporations are not included. “Short Term” Corporate Bonds means those with five (5) years or less remaining until date of maturity; all others are “Longer Term”.

“Equities” means stock of domestic corporations and, except in the case of Small and Micro Cap Equities, American depository receipts (“ADR’s”), and securities of real estate investment trusts (“REIT’s”), which, as to all of the foregoing, have a value greater than or equal to $10.00 per share, trade on a National Securities Exchange, and have done so for at least

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one year after initial settlement of the public offering of such securities. Equity securities of value less than $10.00 per share, newly issued, trading on OTC, Pink Sheets or regional exchanges only, unregistered, unlisted or de-listed, or not publicly traded entities, and put or call options, rights or warrants, managed futures, stand-alone ADR’s, auction rate preferred stock, and exchange funds, hedge funds, and other private equity or investment groups are not included in the term in this context. Otherwise qualifying restricted and control securities are included within the meaning of “Equities”, but only to the extent such securities can be converted to cash by Lender in three days or less in accordance with SEC Rules 144 or 145 should an Event of Default occur. “Large Cap” Equities are those of an issuer having an market capitalization greater than $10 billion; “Mid Cap” are those with a market capitalization greater than $2 billion but no more than S10 billion; “Small Cap” are those with market capitalization greater than $1 billion but no more than $2 billion; and “Micro Cap” are those with a market capitalization greater than $250 million but no more than $1 billion. In order to be considered a Qualified Asset, Equities must be approved by Lender’s First Interstate Bank Wealth Management Asset Management Team.

“Exchange Traded Fund” or “ETF” means a security of an investment company formed under the Investment company Act of 1940 which trades on a national Securities Exchange and which is approved by Lender’s First Interstate Bank Wealth Management Asset Management Team.

“Fair Market Value” or “FMV” means, as to any Qualified Asset in the Agency Account, the per share or per unit closing sale price determined at the close of the immediately preceding business day by the pricing service utilized by First Interstate Bank Wealth Management Asset Management Team multiplied by the number of shares or units of like property. If Fair Market Value cannot be determined by the foregoing procedure, then Fair Market Value shall be determined by Lender by reference to such public information and procedures as may otherwise then be available. All cash and other value references are to currency denominated in dollars of the United States of America.

“First Interstate Bank Deposits” means acceptable certificates of deposit and savings accounts with First Interstate Bank held in the Agency Account. Demand deposits, money market and uninsured deposits accounts of any kind, brokered and market linked certificates of deposit and deposits or account of any other financial institution are not included in the term.

“Margin Value” means the Fair Market Value of the Collateral multiplied by the applicable percentage set forth in the following table:

Asset Type	% of FMV
First Interstate Bank Deposits	100%
Cash & Cash Equivalents	90%
US Government Securities – Short Term	90%
US Government Securities – Longer Term	75%
Commercial Paper	50%
Municipal/State Bond	50%
Corporate Bonds	50%
Equities, ADR’s, ETF’s	50%
Mutual Funds	50%

If a single issue Asset pledged to support the Indebtedness represents more than 25% of the total margin Value of the eligible Qualified Asset, the excess Margin Value above 25% is ignored for the purpose of determining satisfaction of the Value Requirement. This applies to Commercial Paper, Bonds and Equities.

“Municipal Bonds” means bonds of state, city, county, municipality and other public entities rated Baa3 or higher by Moody’s. “Short Term” Municipal Bonds are those with five (5) years or less remaining until date of maturity; all other are “Longer Term”.

“Mutual Funds” means Investment companies regulated under the Investment Company Act of 1940, except those regulated under Sections 4 and 26, that invest primarily in money markets securities (“Money Market”), short or longer term US government taxable or tax exempt bonds (“US Government”), short or longer term taxable corporate bonds (“Corporate”), short or longer term, insured and single state municipal bonds (“Municipal”), bonds that seek higher returns to compensate

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increased risk of investing in lower rated issuers (”High Yield”), equities of US Issuers in particular market capitalization segments (Large Cap, Mid Cap, “Multi Cap” and Small Cap), bonds and/or equities of non-US issuers (“International”), or worldwide including the US Issuers (“Global”), or invest by designs to track the performance of the S&P 500 Index (“S&P Index”), to provide both current income and growth potential (“Equity Income”), for balanced or allocated portfolios of securities (“Balanced”), for high dividend yields (“Equity Income”), for particular sectors of the economy (“Sector”), or for particular specialized traits associated with their investments made (“Specialty”) and which is approved by Lender’s First Interstate Bank Wealth Management Asset Management Team.

“National Securities Exchange” means the following securities exchanges registered with the Securities Exchange Commission as national securities exchanges in accordance with Section 6 (a) of the Securities Exchange Act of 1934: NYSE Amex, LLC (formerly the American Stock Exchange), BATS Exchange, Inc., NSASDAQ OMX BX, Inc. (formerly Boston Stock Exchange), C2 Options Exchange, Incorporated, Chicago Board Exchange, LLC, National Stock Exchange, Inc., The NASDAQ Stock Market LLC, New York Stock Exchange, LLC, New York Arca, Inc. (formerly the Pacific Exchange), and NASDAQ OMX PHLX, Inc. (formerly the Philadelphia Stock Exchange).

“US Government Obligations” means US Treasury Bills, US Treasury Bonds and Notes, US Government Zero Coupon Bonds, Government National Mortgage Association fixed income securities and U.S. Government sponsored enterprise (Federal Home Loan Banks, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Corporation) fixed income securities. “Short Term” US Government Obligations are those with one (1) year or less remaining until date of maturity; all others are “Longer Term”.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alternation of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alternation or amendment.

Attorneys’ Fees; Expenses. Grantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts of modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgement collection services. Grantor also shall pay all court costs and such additional feels as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Oregon without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Oregon.

Choice of Venue. If there is a lawsuit, Grantor agrees upon Lender’s request to submit to the jurisdiction of the courts of Deschutes County, State of Oregon.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. NO prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Preference Payments. Any monies Lender pays because of an asserted preference claim in Grantor’s bankruptcy will become a part of the Indebtedness and, at Lender’s option, shall be payable by Grantor as provided in this Agreement.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually receive d by telefacsimile (unless otherwise required by law), when deposited with a nationally

COMMERCIAL PLEDGE AGREEMENT (Continued)

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recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Waiver of Co-Obligor’s Rights. If more than one person is obligated for the Indebtedness, Grantor irrevocably waives, disclaims and relinquishes all claims against such other person which Grantor has or would otherwise have by virtue of payment of the Indebtedness or any part thereof, specifically including but not limited to all rights on indemnity, contribution or exoneration.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, in valid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor’s Interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meaning when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word “Agreement” means this Commercial Pledge Agreement, as this Commercial Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Pledge Agreement from time to time.

Borrower. The word “Borrower” means Laird Superfood, Inc. and includes all co-signers and co-makers signing the Credit Agreement and all their successors and assigns.

Collateral. The word “Collateral” means all of Grantor’s right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Credit Agreement. The words “Credit Agreement” mean the Credit Agreement dated February 5, 2019 and executed by Laird Superfood, Inc. in the principal amount of $5,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the notes or credit agreement.

Default. The word “Default” means the Default set forth in this Agreement in the section titled “Default”.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Grantor. The word “Grantor” means Laird Superfood, Inc.

Guaranty. The word “Guaranty” means the guaranty from guarantor, endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Credit Agreement.

Income and Proceeds. The words “Income and Proceeds” mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance of the Collateral,

COMMERCIAL PLEDGE AGREEMENT (Continued)

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shares of stock of different par value or no par value issued in substitution or exchange for share included in the Collateral, and all other property Grantor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, investment property, and general intangibles.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Credit Agreement or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which grantor is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means First Interstate Bank, its successors and assigns.

Obligor. The word “Obligor” means without limitation any and all persons obligated to pay money or to perform some other act under the Collateral.

Property. The word “Property” means all of Grantor’s right, title and interest in and to all the Property as described in the “Collateral Description” section of this Agreement.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements an d documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL PLEDGE AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED FEBRUARY 5, 2019.

GRANTOR:

LAIRD SUPERFOOD, INC.

By:	/s/ Paul W. Hodge, Jr.
Paul W. Hodge, Jr., President/Secretary of Laird Superfood, Inc.

CREDIT AGREEMENT AND DISCLOSURE

Principal $5,000,000.00	Loan Date 02-05-2019	Maturity 02-04-2020	Loan No	Call / Coll	Account	Officer	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Laird Superfood, Inc. PO Box 2270 Sisters, OR 97759	Lender:	First Interstate Bank Sisters 272 SE Main Street PO Box 520 Sisters, OR 97759

CREDIT LIMIT: $5,000,000.00	DATE OF AGREEMENT: FEBRUARY 5, 2019

Introduction. This Credit Agreement and Disclosure (“Agreement”) governs Borrower’s line of credit (the “Credit Line” or the “Credit Line Account”) issued through First Interstate Bank. Borrower agrees to the following terms and conditions:

Promise to Pay. Borrower promises to pay First Interstate Bank, or order, the total of all credit advances and FINANCE CHARGES, together with all costs and expenses for which Borrower is responsible under this Agreement or under “a Pledge Agreement” which secures Borrower’s Credit Line. Borrower will pay Borrower’s Credit Line according to the payment terms set forth below. If there is more than one Borrower, each is jointly and severally liable on this Agreement. This means Lender can require any Borrower to pay all amounts due under this Agreement, including credit advances made to any Borrower. Each Borrower authorizes any other Borrower, on his or her signature alone, to cancel the Credit Line, to request and receive credit advances, and to do all other things necessary to carry out the terms of this Agreement. Lender can release any Borrower from responsibility under this Agreement, and the others will remain responsible.

Term. The term of Borrower’s Credit Line will begin as of the date of this Agreement (“Opening Date”) and will continue until February 4, 2020 (“Maturity Date”). All Indebtedness under this Agreement, if not already paid pursuant to the payment provisions below, will be due and payable upon maturity. The draw period of Borrower’s Credit Line will begin on the Opening Date and will continue as follows: for the term of the Agreement, Borrower may obtain credit advances during this period (“Draw Period”). Borrower agrees that Lender may renew or extend the period during which Borrower may obtain credit advances or make payments. Borrower further agrees that Lender may renew or extend Borrower’s Credit Line Account.

Minimum Payment. Borrower’s “Regular Payment” will equal the amount of Borrower’s accrued FINANCE CHARGES. Borrower will make 11 of these payments. Borrower will then be required to pay the entire balance owing in a single balloon payment. If Borrower makes only the minimum payments, Borrower may not repay any of the principal balance by the end of this payment stream. Borrower’s payments will be due monthly. Borrower’s “Minimum Payment” will be the Regular Payment, plus any amount past due and all other charges. An increase in the ANNUAL PERCENTAGE RATE may increase the amount of Borrower’s Regular Payment.

In any event, if Borrower’s Credit Line balance falls below $1,000.00, Borrower agrees to pay Borrower’s balance in full. Borrower agrees to pay not less than the Minimum Payment on or before the due date.

Balloon Payment. Borrower’s Credit Line Account is payable in full upon maturity in a single balloon payment. Borrower must pay the entire outstanding principal, interest and any other charges then due. Unless otherwise required by applicable law, Lender is under no obligation to refinance the balloon payment at that time. Borrower may be required to make payments out of other assets Borrower owns or find a lender, which may be Lender, willing to lend Borrower the money. If Borrower refinances the balloon payment, Borrower may have to pay some or all of the closing costs normally associated with a new credit line account, even if Borrower obtains refinancing from Lender.

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Loan Advance Authority. This Credit Agreement and Disclosure (Agreement) evidences a revolving line of credit. Advances under this Agreement may be requested either orally or in writing by Borrower or as provided in this provision. Lender may, but need not, require that all oral requests be confirmed in writing. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address, written notice of revocation of such authority: Paul W. Hodge, Jr, President/Secretary of Laird Superfood, Inc.; Valerie Ells and Tom Wetherald. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender, regardless of the fact that persons other than those authorized to borrow have authority to draw against the accounts.

How Borrower’s Payments Are Applied. Unless otherwise agreed or required by applicable law, payments and other credits will be applied to accrued interest first, then to principal, then to accrued and unpaid loan fees.

Credit Limit. This Agreement covers a revolving line of credit for the principal amount of Five Million & 00/100 Dollars ($5,000,000.00), which will be Borrower’s “Credit Limit” under this Agreement. Borrower may borrow against the credit Line, repay any portion of the amount borrowed, and re-borrow up to the amount of the Credit Limit. Borrower’s Credit Limit is the maximum amount Borrower may have outstanding at any one time. Borrower agrees not to attempt, request, or obtain a credit advance that will make Borrower’s Credit Line Account balance exceed Borrower’s Credit Limit. Borrower’s Credit Limit will not be increased should Borrower overdraw Borrower’s Credit Line Account. If Borrower exceeds Borrower’s Credit Limit, Borrower agrees to repay immediately the amount by which borrower’s Credit Line Account exceeds Borrower’s Credit Limit. Any amount greater than the Credit Limit will be secured by the security agreement covering Borrower’s property.

Charges to Borrower’s Credit Line. Lender may charge Borrower’s Credit Line to pay other fees and costs that Borrower is obligated to pay under this Agreement or any other document related to Borrower’s Credit Line. Any amount so charged to Borrower’s Credit Line will be a credit advance and will decrease the funds available, if any, under the Credit Line. However, Lender has no obligation to provide any of the credit advances referred to in this paragraph.

Credit Advances. Beginning on the Opening Date of this Agreement, Borrower may obtain credit advances under Borrower’s Credit Line as follows:

Overdrafts. Overdrawing a designated deposit account with us. Overdrafts may occur in the designated deposit account as a result of any transaction made or initiated in the account, which, either alone or together with other transactions in the account, exceeds the available collected balance in the account. Lender may, but are not required to, use the entire credit limit available under this Credit Line Account to authorize and/or pay debit card and ATM transactions on the designated deposit account.

Requests By Mail. Requesting an advance by mail.

Requests in Person. Requesting a credit advance in person at any of Lender’s authorized locations.

If there is more than one person authorized to use this Credit Line Account, Borrower agrees not to give Lender conflicting instructions, such as one Borrower telling Lender not to give advances to the other.

Transaction Requirements. The following transaction limitations will apply to the use of Borrower’s Credit Line:

Request By Mail and In Person Request Limitations. The following transaction limitations will apply to Borrower’s Credit Line and requested an advance by mail and requesting an advance in person.

Other Transaction Requirements. Cease advances when the Value Requirements described in the Pledge Agreement are not satisfied as explained in subparagraph (C):

Overdraft Limitations. There are no transaction limitations for overdrawing a designated deposit account.

Limitation on All Access Devices. You may not use any access device, whether described above or added in the future, for any illegal or unlawful transaction, and we may decline to authorize any transaction that we believe poses an undue risk of illegality or unlawfulness. Notwithstanding the foregoing, we may collect on any debt arising out of any illegal or unlawful transaction.

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Future Credit Line Services. Borrower’s application for this Credit Line also serves as a request to receive any new services (such as access devices) which may be available at some future time as one of Lender’s services in connection with this Credit Line. Borrower understands that this request is voluntary and that Borrower may refuse any of these new services at the time they are offered. Borrower further understands that the terms and conditions of this Agreement, together with any specific terms covering the new service, will govern any transactions made pursuant to any of these new services.

Collateral. Borrower acknowledges this Agreement is secured by the following collateral described in the security instrument listed herein:

(A)    a commercial Pledge Agreement dated February 5, 2019 made and executed between Laird Superfood, Inc. and us on collateral described as:

First Interstate Wealth Management Account No.

Right of Setoff. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account), including without limitation, all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Agreement against any and all such accounts.

When FINANCE CHARGES Begin to Accrue. Periodic FINANCE CHARGES for credit advances under Borrower’s Credit Line will begin to accrue on the date credit advances are posted to Borrower’s Credit Line. There is no “free ride period” which would allow Borrower to avoid a FINANCE CHARGE on Borrower’s Credit Line credit advances.

Method Used to Determine the Balance on Which the FINANCE CHARGE Will Be Computed. A daily FINANCE CHARGE will be imposed on all credit advances made under Borrower’s Credit Line imposed from the date of each credit advance based on the “daily balance” method. To get the daily balance, Lender takes the beginning balance of Borrower’s Credit Line Account each day, adds any new advances, and subtracts any unpaid FINANCE CHARGES and any payments or credits. This gives Lender the “daily balance.”

Method of Determining the Amount of FINANCE CHARGE. Any FINANCE CHARGE is determined by applying the “Periodic Rate” to the balance described herein. Then Lender adds together the periodic FINANCE CHARGES for each day in the statement cycle. This is Borrower’s FINANCE CHARGE calculated by applying a Periodic Rate.

Borrower also agrees to pay FINANCE CHARGES, not calculated by applying a Periodic Rate, as set forth below:

Other. The following other FINANCE CHARGE is applicable: $5.00. This charge will be due as follows: At Time of Transfer.

Additional Finance charges. The following additional FINANCE CHARGES will be charged to Borrower’s Credit Line or paid in cash:

Loan Origination Fee ($):	In Cash	$500.00

Periodic Rate and Corresponding ANNUAL PERCENTAGE RATE. The Periodic Rate and the corresponding ANNUAL PERCENTAGE RATE on Borrower’s Credit Line are subject to change from time to time based on changes in an Independent index which is the one (1) month London Interbank Offered Rate (LIBOR), as of close of the first business day of each month and published in the ‘Money Rates’ section of the Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Lender on Lender’s loans. If the Index becomes unavailable during the term of this Credit Line Account, Lender may designate a substitute Index after notice to Borrower. The ANNUAL PERCENTAGE RATE on Borrower’s Credit Line is based upon the Index and the margin described below (“Margin”).

The Periodic Rate and the corresponding ANNUAL PERCENTAGE RATE on Borrower’s Credit Line will increase or decrease as the Index increases or decreases from time to time. Lender will determine the Periodic Rate and the corresponding ANNUAL PERCENTAGE RATE as follows: Lender starts with the current Index and then adds a certain Margin as disclosed below. To determine the Periodic Rate that will apply to Borrower’s account, Lender adds a margin to the value of the Index, then divides the value by the number of days in a year (daily). To obtain the ANNUAL PERCENTAGE RATE Lender multiplies the Periodic Rate by the number of days in a year (daily). This result is the ANNUAL PERCENTAGE RATE. In no event will the Periodic Rate result in a

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corresponding ANNUAL PERCENTAGE RATE that is more than 18.000%, nor will the Periodic Rate or corresponding ANNUAL PERCENTAGE RATE exceed the maximum rate allowed by applicable law. Adjustments to the Periodic Rate and the corresponding ANNUAL PERCENTAGE RATE resulting from changes in the Index will take effect Monthly. Today the Index is 2.507% per annum; and therefore the initial ANNUAL PERCENTAGE RATE and the corresponding Periodic Rate on Borrower’s Credit Line are as stated below:

Current Rates for the First Payment Stream

Range of Balance or Conditions	Margin Added to Index	ANNUAL PERCENTAGE RATE	Daily Periodic Rate
All Balances	2.000%	4.507%	0.01235%

Notwithstanding any other provision of this Agreement, Lender will not charge interest on any undisbursed loan proceeds.

Conditions Under Which Other Charges May Be Imposed. Borrower agrees to pay all the other fees and charges related to Borrower’s Credit Line as set forth below.

Overlimit Charge. Borrower’s Credit Line Account may be charged $27.00 if Borrower causes Borrower’s Credit Line Account to go over Borrower’s Credit Limit.

Right to Credit Advances. Beginning on the Opening Date, Lender will honor Borrower’s requests for credit advances up to Borrower’s Credit Limit so long as: (A) Borrower is not in default under the terms of this Agreement; (B) this Agreement has not been terminated or suspended.

Default. Lender may declare Borrower to be in default if any one or more of the following events occur. (A) Borrower fails to pay a Minimum Payment when due; (B) an event of default occurs under the security agreement for the Property; (C) the Property is further encumbered in any way, voluntarily or involuntarily; (D) Borrower dies; (E) Borrower makes any false or misleading statements on Borrower’s Credit Line application; (F) Borrower violates any provision of this Agreement or any other agreement with Lender; (G) any garnishment, attachment, or execution is issued against any material asset owned by Borrower; (H) Borrower exceeds Borrower’s Credit Limit; (I) Borrower files for bankruptcy or other insolvency relief, or an involuntary petition under the provisions of the Bankruptcy Code is filed against Borrower; (J) Lender in good faith believes itself insecure.

Lender’s Rights. If Borrower is in default, Lender may terminate or suspend Borrower’s Credit Line Account without prior notice. However, Lender will notify Borrower in writing of Lender’s action as soon as practicable.

Suspension. If Lender suspends Borrower’s Credit Line, Borrower will lose the right to obtain further credit advances. However, all other terms of this Agreement will remain in effect and be binding upon Borrower, including Borrower’s liability for any further unauthorized use of any Credit Line access devices.

Termination. If Lender terminates Borrower’s Credit Line, Borrower’s Credit Line will be suspended and the entire unpaid balance of Borrower’s Credit Line Account will be immediately due and payable, without prior notice expect as may be required by law, and Borrower agrees to pay that amount plus all FINANCE CHARGES and other amounts due under this Agreement.

Collection Costs. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law. Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any courts costs. In addition to all other sums provided by law.

Delay in Enforcement. Lender may delay or waive the enforcement of any of Lender’s rights under this Agreement without losing that right or any other right. If Lender delays or waives any of Lender’s rights, Lender may enforce that right at any time in the future without advance notice. For example, not terminating Borrower’s account for non-payment will not be a waiver of Lender’s right to terminate Borrower’s account in the future if Borrower has not paid.

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Termination by Borrower. If Borrower terminates this Agreement, Borrower must notify Lender in writing at the address shown on Borrower’s periodic statement or other designated address. Despite termination, Borrower’s obligations under this Agreement will remain in full force and effect until Borrower has paid Lender all amounts due under this Agreement.

Prepayment. Borrower may prepay all or any amount owing under this Credit Line at any time without penalty, except Lender will be entitled to receive all accrued FINANCE CHARGES, and other charges, if any. Payments in excess of Borrower’s Minimum Payment will not relieve Borrower of Borrower’s obligation to continue to make Borrower’s Minimum Payments. Instead, they will reduce the principal balance owed on the Credit Line. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: First Interstate Bank, Billings Operations Center, PO Box 30918 Billings, MT 59115-0918.

Notices. All notices will be sent to Borrower’s address as shown in Borrower’s Credit Line application. Notices will be mailed to Borrower at a different address if Borrower gives Lender written notice of a different address. Borrower agrees to advise Lender promptly if Borrower changes Borrower’s mailing address.

Annual Review. Borrower agrees that Borrower will provide Lender with a current financial statement, a new credit application, or both, annually, on forms provided by Lender. Based upon this information Lender will conduct an annual review of Borrower’s Credit Line Account. Borrower also agrees Lender may obtain credit reports on Borrower at any time, at Lender’s sole option and expense, for any reason, including but not limited to determining whether there has been an adverse change in Borrower’s financial condition. Lender may require a new appraisal of the Property which secures Borrower’s Credit Line at any time, including an internal inspection, at Lender’s sole option and expense. Borrower authorizes Lender to release information about Borrower to third parties as described in Lender’s privacy policy and Lender’s Fair Credit Report Act notice, provided Borrower did not opt out of the applicable policy, or as permitted by law. Based upon a material adverse change in Borrower’s financial condition (such as termination of employment or loss of income), Lender may suspend Borrower’s Credit Line.

Transfer or Assignment. Without prior notice or approval from Borrower, Lender reserves the right to sell or transfer Borrower’s Credit Line Account and Lender’s rights and obligations under this Agreement to another lender, entity, or person, and to assign Lender’s rights under the security agreement. Borrower’s rights under this Agreement belong to Borrower only and may not be transferred or assigned. Borrower’s obligations, however, are binding on Borrower’s heirs and legal representatives. Upon any such sale or transfer, Lender will have no further obligation to provide Borrower with credit advances or to perform any other obligation under this Agreement.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Oregon without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Oregon.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Deschutes County, State of Oregon.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Interpretation. Borrower agrees that this Agreement, together with the security agreement, is the most reliable evidence of Borrower’s agreements with Lender. If a court finds that any provision of this Agreement is not valid or should not be enforced, that fact by itself will not mean that the rest of this Agreement will not be valid or enforced. Therefore, a court may enforce the rest of the provisions of this Agreement may be found to be invalid or unenforceable. If Lender goes to court for any reason, Lender can use a copy, filmed or electronic, of any periodic statement this Agreement, the security agreement or any other document to prove what Borrower owes Lender or that a transaction has taken place. The copy, microfilm, microfiche, or optical image will have the same validity as the original. Borrow agrees that, except to the extent Borrower can show there is a billing error, Borrower’s most current periodic statement is the most reliable evidence of Borrower’s obligation to pay.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If

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feasible, the attending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US (LENDER) CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

Acknowledgments and Amendments. Borrower understands and agrees to the terms and conditions in this Agreement. Borrower acknowledges that, subject to applicable laws, Lender has the right to change the terms and conditions of the Credit Line program. Borrower also understands and agrees that Borrower may be subject to other agreements with Lender regarding transfer instruments or access devices which may access Borrower’s Credit Line. Any person signing below may request a modification to this Agreement, and, if granted, the modification will be binding upon all signers. By signing this Agreement, Borrower acknowledges that Borrower has read this Agreement. Borrower also acknowledges receipt of a completed copy of this Agreement, including the Fair Credit Billing Notice.

BORROWER:

LAIRD SUPERFOOD, INC.

By:	/s/ Paul W. Hodge, Jr.
Paul W. Hodge, Jr., President/Secretary of Laird Superfood, Inc.

BUSINESS LOAN AGREEMENT

Principal $5,000,000.00	Loan Date 02-05-2019	Maturity 02-04-2020	Loan No	Call / Coll	Account	Officer	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Laird Superfood, Inc. PO Box 2270 Sisters, OR 97759	Lender:	First Interstate Bank Sisters 272 SE Main Street PO Box 520 Sisters, OR 97759

THIS BUSINESS LOAN AGREEMENT dated February 5, 2019, is made and executed between Laird Superfood, Inc. (“Borrower”) and First Interstate Bank (“Lender”) on the following terms and conditions. Borrower had received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) In granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of February 5, 2019, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Credit Agreement; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing, statements and all other document perfecting Lender’s Security Interests; (4) evidence of insurance as required below; (5) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists.

Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Borrower is duly authorized to transaction business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly

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qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 275 W Lundgren Mill Drive, Sisters, OR 97759. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower’s state of organization or any change in Borrower’s name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Authorization. Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with; result in a violation of, or constitute a default under (1) any provision of (a) Borrower’s articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.

Financial Information. Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower’s ownership of the collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral, (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral, or as a result of a violation of any Environmental Laws. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the

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indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other evets, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreement, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Credit Agreement, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Credit Agreement, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notice of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages sand with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will be not cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the loans, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually). Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature. Imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might

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become a lien or charge upon any of Borrower’s properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of borrower’s properties, businesses and operations, and of the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as in Lender’s sole opinion, Lender’s interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or loans and borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Environmental Compliance and Reports. Borrower shall comply in all respect with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances or other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Credit Agreement from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand: (B) be added to the balance of the Credit Agreement and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Credit Agreement; or (C) be treated as a balloon payment which will be due and payable at the Credit Agreement’s maturity.

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NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower’s accounts, except to Lender.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower’s stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a “Subchapter S Corporation” (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower’s stock, or purchase or retire any of Borrower’s outstanding shares or alter or amend Borrower’s capital structure.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone also and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or any Grantor’s property or Borrower’s or any Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

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Defective Collateralization. This Agreement or any of the Related Documents cases to be in full force and effect (including failure of ay collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure of forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding. In an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment of performance of the Loan is impaired.

Insecurity. Lender in good faith believes itself insecure.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation Interests in the Loan to one or more purchasers, whether related or unrelated to Lender, Lender may provide, without any limitation, whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that all purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan.

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Borrower further agrees that the purchases of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Oregon without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Oregon.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Deschutes County, State of Oregon.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision in this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redacted by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time Is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may

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require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement.

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word “Borrower” means Laird Superfood, Inc. and includes all co-signers and co-makers signing the Credit Agreement and all their successors and assigns.

Collateral. The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise.

Credit Agreement. The words “Credit Agreement” means the Credit Agreement dated February 5, 2019 and executed by Laird Superfood, Inc. in the principal amount of $5,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Environmental Laws. The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Acct, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto or intended to protect human health or the environment.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word “GAAP” means generally accepted accounting principles.

Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Credit Agreement.

Hazardous Substances. The words “Hazardous Substances” means materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated., manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word “indebtedness” means the indebtedness evidenced by the Credit Agreement or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means First Interstate Bank, its successors and assigns.

Loan. The word “Loan’ means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Permitted Liens. The words Permitted Liens” mean (1) liens and security interests securing indebtedness owned by Borrower to Lender, (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3)

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liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”, (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promise, covenants, arrangements, understandings or other agreements, whether crated by law, contract or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US (LENDER) CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY USE TO BE ENFORCEABLE.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED FEBRUARY 5, 2019.

BORROWER:

LAIRD SUPERFOOD, INC.

By:	/s/ Paul W. Hodge, Jr.
Paul W. Hodge, Jr., President/Secretary of Laird Superfood, Inc.

LENDER:

FIRST INTERSTATE BANK

By:	/s/ Jennifer Barcus
Jennifer Barcus, Commercial Relationship Manager II

FIRST INTERSTATE BANK

CHANGE IN TERMS AGREEMENT

Principal $5,000,000.00	Loan Date 02-26-2020	Maturity 02-05-2021	Loan No	Call / Coll	Account	Officer	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Laird Superfood, Inc.	Lender:	First Interstate Bank
	PO Box 2270		Redmond
	Sisters, OR 97759		154 Southwest 6th Street
Redmond, OR 97756

Principal Amount: $5,000,000.00	Initial Rate: 3.668%	Date of Agreement: February 26, 2020

DESCRIPTION OF EXISTING INDEBTEDNESS. This is a modification of the Credit Agreement and Disclosure (the Note) dated February 5, 2019 from Borrower to Lender in the original principal amount of $5,000,000.00, with an Interest Rate of the (1) month London Interbank Offered Rate (LIBOR) plus a margin of 2.000%, upon which there remains a principal balance owing, as of the Date of Agreement, of $0.00.

DESCRIPTION OF COLLATERAL. A First Interstate Wealth Management Account No _______________ pursuant to a Commercial Pledge Agreement from Borrower to Lender, dated February 5, 2019, all the terms and conditions of which are hereby incorporated and made a part of this Change in Terms Agreement.

DESCRIPTION OF CHANGE IN TERMS.

Modification Date: February 26, 2020.

$500.00 Modification fee to be paid by borrower at signing.

The Maturity Date is extended to February 5, 2021.

Continue Automatic Funds Transfer Payments from account

The loan’s original payment schedule is hereby modified/revised by this Change in Terms Agreement, to include all principal and all accrued interest not yet paid, as described in the ‘Payment’ paragraph below.

PAYMENT, Borrower will pay this loan In one payment of all outstanding principal plus all accrued unpaid interest on February 5, 2021. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning March 4, 2020, with all subsequent interest payments to be due on the same day of each month after that.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the one (1) month London Interbank Offered Rate (LIBOR), as of close of the first business day of each month and published in the ‘Money Rates’ section of the Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each month during the term of this Note, and will occur on the date which is one (1) month from the date of this Note and on the same date each month thereafter. The adjusted interest rate will be equal to the Index as of the date of the adjustment plus the same percentage points over the Index as described herein. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 1.668% per annum. Interest on the unpaid principal balance of this loan will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.000 percentage points over the Index (the “Margin”), resulting in an initial rate of 3.668% per annum. If Lender determines, in its sole discretion, that the Index has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this loan, Lender may amend this loan by designating a substantially similar substitute index. Lender may also amend and adjust the Margin to accompany the substitute index. The change to the Margin may be a positive or negative value, or zero. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this loan will become effective and bind Borrower 10 business days after Lender gives written notice to Borrower without any action or consent of the Borrower. NOTICE: Under no circumstances will the interest rate on this loan be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

RATE INDEX DISCLOSURE. Notwithstanding anything herein to the contrary, in the event that Lender determines in its sole discretion, which determination shall be conclusive absent manifest error, that LIBOR:

1.	is permanently or indefinitely unavailable;

2.	ceases to be published;

3.	is officially discontinued or any United States or United Kingdom regulator or central bank publicly questions the reliability of LIBOR or states that LIBOR may no longer be used;

4	can no longer be lawfully relied upon in Contracts; or

5	is no longer reliable because either the number of banks submitting data for use in LIBOR has been reduced or the number of transactions reported by participating banks has been reduced;

then all references to the Interest Rate herein will instead be to a replacement rate determined by Lender in its sole judgment to be a commercially reasonable replacement rate. Lender will provide reasonable notice to Borrower of such replacement rate, which will be effective on the date of the earliest event set forth in clauses (i)-(v) of this paragraph. If there is any ambiguity as to the date of occurrence of any such event, Lender’s judgment will be dispositive.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

RECEIPT OF PAYMENTS. All payments must be made by check, automatic account debit, electronic funds transfer, money order, or other instrument in U.S. dollars and must be received by us at the Lender’s address. Payments received at that address prior to close of business on any business day will be credited to your loan as of the date received.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

LAIRD SUPERFOOD. INC.

By:	/s/ Paul W. Hodge, Jr.	By:	/s/ Andrew McCormick
Paul W. Hodge, Jr., President and Chief Executive Officer of Laird Superfood, Inc.		Andrew McCormick, Corporate Secretary of Laird Superfood, Inc.